UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2011

HATTERAS FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-34030	26-1141886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Oakwood Drive

Suite 340

Winston Salem, North Carolina 27103

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 760-9331

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 4, 2011, Hatteras Financial Corp. (the “Company”) held its annual meeting of shareholders. The matters on which the shareholders voted, in person or by proxy were:

(i)	the election of six directors of the Company to hold office until the 2012 annual meeting of shareholders and until the successor of each has been duly elected and qualifies;

(ii)	the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011;

(iii)	the approval, by non-binding vote, of executive compensation; and

(iv)	the recommendation, by non-binding vote, of the frequency of execution compensation votes.

The six nominees were elected, the appointment of Ernst & Young LLP as the independent registered public accounting firm was ratified, executive compensation was approved and one year was the frequency of executive compensation votes recommended by shareholders. The results of the voting were as follows:

Election of Directors:

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Michael R. Hough	30,600,979	1,099,174	-0-	21,156,869
Benjamin M. Hough	30,768,238	931,915	-0-	21,156,869
David W. Berson	30,685,833	1,014,320	-0-	21,156,869
Ira K. Kawaller	30,701,627	998,526	-0-	21,156,869
Jeffrey D. Miller	30,703,019	997,134	-0-	21,156,869
Thomas W. Wren	30,774,547	925,606	-0-	21,156,869

Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,475,583	248,432	133,007	-0-

Approval of Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,690,908	792,271	216,974	21,156,869

Recommendation of the Frequency of Executive Compensation Votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
18,229,304	509,301	12,781,290	180,258	21,156,869

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HATTERAS FINANCIAL CORP.

Dated: May 4, 2011	BY:	/s/ KENNETH A. STEELE
Kenneth A. Steele
Chief Financial Officer, Treasurer and Secretary